UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2019

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State of other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2019, the Board of Directors of Ameren Corporation (“Ameren”) elected Michael L. Moehn, 50, to the position of Executive Vice President and Chief Financial Officer of Ameren, effective as of December 1, 2019 (the “Effective Date”). On the Effective Date, Mr. Moehn will relinquish his position as Chairman and President of Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”).

On October 14, 2019, the Board of Directors of Ameren Missouri elected Martin J. Lyons, Jr., 53, to the position of Chairman and President of Ameren Missouri, effective as of the Effective Date. On the Effective Date, Mr. Lyons will relinquish his position as Executive Vice President and Chief Financial Officer of Ameren.

Mr. Moehn joined Ameren Services Company (“Ameren Services”) in 2000 as an Assistant Controller. He was elected Vice President of Business Services for Ameren Energy Resources Company, LLC (“Resources Company”) in 2002. In 2004, Mr. Moehn was elected Vice President of Corporate Planning of Ameren Services and relinquished his position at Resources Company. In 2008, Mr. Moehn was elected Senior Vice President, Corporate Planning and Business Risk Management of Ameren Services. In 2012, Mr. Moehn was elected Senior Vice President of Customer Operations of Ameren Illinois Company (“Ameren Illinois”) and relinquished his position at Ameren Services; subsequently in 2012, Mr. Moehn was elected Senior Vice President of Customer Operations of Ameren Missouri, and relinquished his position at Ameren Illinois. Mr. Moehn was elected Chairman and President of Ameren Missouri on April 1, 2014.

Mr. Lyons joined Ameren in 2001 as Controller. In 2007, he was elected Vice President and Chief Accounting Officer of Ameren and its subsidiaries. In 2008, Mr. Lyons was elected Senior Vice President and Chief Accounting Officer of Ameren and its subsidiaries, and in 2009, he was also elected Chief Financial Officer of Ameren and its subsidiaries. In 2013, Mr. Lyons was elected Executive Vice President and Chief Financial Officer of Ameren and its subsidiaries and relinquished his duties as Chief Accounting Officer. In 2016, Mr. Lyons was elected Chairman and President of Ameren Services and relinquished his position as Executive Vice President and Chief Financial Officer of Ameren Services.

Effective as of December 1, 2019, Mr. Moehn’s base salary will be increased from $580,000 to $700,000 and Mr. Lyons’ base salary will be increased from $705,000 to $740,000. In addition, the target cash award for which Mr. Moehn is eligible under Ameren’s 2019 executive incentive plan (“EIP”), described in the Compensation Discussion & Analysis section of Ameren’s definitive proxy statement for its 2019 annual meeting of shareholders filed with the Securities and Exchange Commission on March 19, 2019 (“CD&A”), has been increased, effective as of the Effective Date, from 70% to 75% of his base salary. Mr. Moehn’s actual award under this program may vary from target based on his performance, Ameren Missouri’s performance for the first eleven months of 2019 and Ameren’s performance in accordance with the formulas and methodologies employed in the EIP, which are described in the CD&A. Long-term incentive award targets for 2020 will be determined by the Human Resources Committee of Ameren’s Board of Directors for all executive officers, including Messrs. Lyons and Moehn, in December 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Chonda J. Nwamu
Name:	Chonda J. Nwamu
Title:	Senior Vice President, General Counsel and Secretary

Date: October 15, 2019